Exhibit (d)2(i)(2)

AMENDMENT

TO

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is effective as of the 1st day of January, 2017, by and between Mason Street Advisors, LLC, a Delaware limited liability company (the “Adviser”) and The Boston Company Asset Management, LLC, a Massachusetts limited liability company (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to an Investment Sub-Advisory Agreement dated May 9, 2013 (the “Agreement”) relating to the Growth Stock Portfolio of Northwestern Mutual Series Fund, Inc. (the “Portfolio”); and

WHEREAS, the Adviser and the Sub-Adviser wish to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement shall be modified by deleting the text set forth thereon and replacing it with the text set forth on Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

THE BOSTON COMPANY ASSET MANAGEMENT, LLC		MASON STREET ADVISORS, LLC

By:	/s/ Bart Grenier	By:	/s/ Kate M. Fleming
Name:	Bart Grenier	Name:	Kate M. Fleming
Title:	Chairman, CEO & CIO	Title:	President

EXHIBIT A

SCHEDULE A

TO

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

THE BOSTON COMPANY ASSET MANAGEMENT, LLC

As Amended January 1, 2017

Portfolio	Fee
Growth Stock	First $100 Million – 30 bps Next $100 Million – 25 bps Next $100 Million – 20 bps Over $300 Million – 17.5 bps